Exhibit 3.8

BYLAWS

OF

EQUITY OIL COMPANY

ARTICLE I

OFFICES

Section 1. Principal Office, Registered Office and Registered Agent. The address of the Corporation’s initial principal office and initial registered office in the State of Colorado is 1700 Broadway, Suite 2300, Denver, Colorado 80290. The name of its initial registered agent at such address is James R. Casperson.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Colorado as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. Meetings of the Shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Colorado as shall be designated from time to time by the Board of Directors. Any action may be taken without a meeting if all of the Shareholders entitled to vote thereon consent to such action in writing.

Section 2. Annual Meetings. The annual meeting of the Shareholders (the “Annual Meeting”) for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors.

Section 3. Special Meetings. Unless otherwise required by law or by the Articles of Incorporation of the Corporation, as amended and restated from time to time (the “Articles of Incorporation”), a special meeting of the Shareholders (a “Special Meeting”), for any purpose or purposes, may be called only by (a) the Chairman of the Board of Directors, if there be one, (b) the President or (c) a majority of the entire Board of Directors. At a Special Meeting, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors.

Section 4. Notice. Whenever Shareholders are required or permitted to take any action at a meeting, a written notice of the meeting, shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each Shareholder entitled to vote at such meeting.

Section 5. Adjournments. Any meeting of the Shareholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 of this Article II shall be given to each Shareholder of record entitled to vote at the meeting.

Section 6. Quorum. Unless otherwise required by applicable law or the Articles of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 of this Article II, until a quorum shall be present or represented.

Section 7. Voting. Unless otherwise required by law, the Articles of Incorporation or these Bylaws, any question brought before any meeting of Shareholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented and entitled to vote thereat, voting as a single class. Unless otherwise provided in the Articles of Incorporation, and subject to Section 10 of this Article II, each Shareholder represented at a meeting of Shareholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such Shareholder. Such votes may be cast in person or by proxy as provided in Section 8 of this Article II but no proxy shall be voted on or after eleven months from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of Shareholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 8. Proxies. Each Shareholder entitled to vote at a meeting of the Shareholders may authorize another person or persons to act for such Shareholder as proxy, but no such proxy shall be voted upon after eleven months from its date, unless such proxy provides for a longer period.

Section 9. List of Shareholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder beginning the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the Corporation’s principal office or at a place identified in the notice of the meeting in the city where the meeting will be held.

Section 10. Record Date. In order that the Corporation may determine the Shareholders entitled to notice of or to vote at any meeting of the Shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Shareholders entitled to notice of or to vote at a meeting of the Shareholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Shareholders of record entitled to notice of or to vote at a meeting of the Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 11. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the Shareholders entitled to examine the stock ledger, the list required by Section 9 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of Shareholders.

Section 12. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the Shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the Shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to Shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The entire Board of Directors shall consist of not less than one nor more than twelve members, the exact number of which shall be determined from time to time exclusively by resolution adopted by the Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by the Shareholders at the Annual Meetings, and each director so elected shall hold office until such director’s successor is duly elected and qualified, or until such director’s death, or until such director’s earlier resignation or removal. Directors need not be Shareholders.

Section 2. Vacancies. Unless otherwise required by law or the Articles of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled by the Shareholders or by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the Shareholders.

Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Colorado. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight hours before the date of the meeting, by telephone or telegram or electronic means on twenty-four hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 6. Term, Resignation and Removal of Directors. No person who has attained seventy-five (75) years of age shall be eligible for election or re-election to the Board of Directors. Any director who has attained seventy-five (75) years of age shall resign from the Board of Directors effective as of the next Annual Meeting. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. If any director of the Corporation experiences a material change in employment status (including termination of employment, retirement or a material decrease in job responsibilities) from that when the director was most recently elected to the Board of Directors, then such director shall be deemed to have automatically tendered his or her resignation as a director of the Corporation, which may be accepted by the remainder of the

Board of Directors, in its sole discretion, and, if so accepted, shall be effective as of such acceptance.

Section 7. Quorum. Except as otherwise required by law or the Articles of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 8. Actions of the Board by Written Consent. Unless otherwise provided in the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent to such action in writing.

Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided in the Articles of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The creation of a committee and appointment of members to it shall be approved by a majority of the directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 11. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the

Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the director or officer’s vote is counted for such purpose if (a) the material facts as to the director or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (b) the material facts as to the director or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified in good faith by vote of the Shareholders; or (c) the contract or transaction is fair as to the Corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves or ratifies the contract or transaction.

Section 13. Indemnification. The Corporation shall indemnify its directors to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Section 13 shall included the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The rights to indemnification and to the advance of expenses conferred in this Section 13 shall not be exclusive of any other right which any person may have or hereafter acquire under these Bylaws, the Articles of Incorporation, any statute, agreement, vote of Shareholders or disinterested directors or otherwise.

Any repeal or modification of this Section 13 shall not adversely affect any rights to indemnification and to the advancement of expenses of a director of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Articles of Incorporation or these Bylaws. The officers of the Corporation need not be Shareholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors, at its first meeting held after each Annual Meeting of Shareholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the vote of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Shareholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates the President as the Chief Executive Officer, and, except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.

Section 5. President. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the Shareholders and, provided the President is also a director, the Board of Directors. If there be no Chairman of the Board of Directors, or if the Board of Directors shall otherwise designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board of Directors.

Section 6. Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there is more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of Shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the Shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the

President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 9. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 12. Indemnification. The Corporation shall indemnify its officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be an officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any officers (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Section 12 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The rights to indemnification and to the advance of expenses conferred in this Section 12 shall not be exclusive of any other right which any person may have or hereafter acquire under these Bylaws, the Articles of Incorporation, any statute, agreement, vote of Shareholders or disinterested directors or otherwise.

Any repeal or modification of this Section 12 shall not adversely affect any rights indemnification and to the advancement of expenses of a officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE V

STOCK

Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (a) by the Chairman of the Board of Directors, the President or a Vice President and (b) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such Shareholder in the Corporation.

Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “cancelled” with the date of cancellation, by the Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5. Dividend Record Date. In order that the Corporation may determine the Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining Shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Articles of Incorporation or these Bylaws, to be given to any director, member of a committee or Shareholder, such notice may be given by mail, addressed to such director, member of a committee or Shareholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to Shareholders, any notice to Shareholders given by the Corporation under applicable law, the Articles of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission if consented to by the Shareholder to whom the notice is given. Any such consent shall be revocable by the Shareholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which the Shareholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail, at which the

Shareholder has consented to receive notice; (c) if by a posting on an electronic network, together with separate notice to the Shareholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the Shareholder. Notice to directors or committee members may also be given personally by telegram, telex or cable or by means of electronic transmission.

Section 2. Waivers of Notice. Whenever any notice is required by applicable law, the Articles of Incorporation or these Bylaws, to be given to any director, member of a committee or Shareholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Shareholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Articles of Incorporation or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the Colorado Business Corporation Act and the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bond, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE VIII

AMENDMENTS

Section 1. Amendments. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Colorado, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s Bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporation’s Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least seventy percent of the voting power of the shares entitled to vote at an election of directors.

Section 2. Entire Board of Directors. As used in this Article VIII and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

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